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                                  EXHIBIT 99.1

                                     [LOGO]

                                 WESTERN BANCORP

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PRESS RELEASE
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Western Bancorp (NASDAQ: WEBC)
4100 Newport Place, Suite 900
Newport Beach, California 92660
Contacts:      Matthew P. Wagner                  Arnold C. Hahn
               President &                        Chief Financial Officer
               Chief Executive Officer
Phone:         310-208-6610                       949-863-2351
Fax:           310-208-7639                       949-757-5844

FOR IMMEDIATE RELEASE

            WESTERN BANCORP ANNOUNCES SHAREHOLDER APPROVAL OF MERGER
                                WITH U.S. BANCORP

September 29, 1999

Newport Beach, California . . . Western Bancorp ("Western") today announced that on September 29, 1999 the shareholders of Western approved the merger of Western with and into U.S. Bancorp. The merger will be consummated upon satisfaction of all remaining conditions to closing, including the receipt of approval from the Office of the Comptroller of the Currency and the expiration of the waiting period thereafter. The transaction is currently expected to close in late October or in November. At the same meeting, the shareholders also elected each of Western's incumbent directors to continue to serve on the Board of Directors until the consummation of the merger.

This press release includes forward-looking statements that involve inherent risks and uncertainties. Western Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the determinations of the regulatory authorities with respect to approvals necessary to complete Western's acquisition by U.S. Bancorp and the satisfaction of other remaining conditions to closing, as well as economic conditions and competition in the geographic and business areas in which Western Bancorp and its subsidiaries operate, inflation or deflation, fluctuations in interest rates, legislation and governmental regulation, and the progress of integrating Santa Monica Bank, Western Bank, Southern California Bank, the Bank of Los Angeles and Pacific National Bank.